UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

IDAHO STRATEGIC RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

AMENDMENT NO. 1

to the

PROXY STATEMENT

for the

2023 ANNUAL MEETING OF SHAREHOLDERS

OF

IDAHO STRATEGIC RESOURCES, INC.

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Idaho Strategic Resources, Inc.’s (the “Company”) definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission on May 15, 2023. The Amendment is being made to amend the paragraph under Board Meeting Attendance under the section entitled “CORPORATE GOVERNANCE AND BOARD MATTERS” to correct a scrivener’s error.

Except as provided herein, no other changes have been made to the Proxy Statement. Capitalized terms use but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The paragraph under Board Meeting Attendance under the section entitled “CORPORATE GOVERNANCE AND BOARD MATTERS” is amended and restated as marked below:

The Board of Directors held a total of five meetings during the 2022 fiscal year. All of the Directors attended 100% of the Board and committee meetings held. The Company does not currently have a policy with regard to Board attendance at meetings. Two of the three members of the Board of Directors attended the 2022 Annual Meeting.

The Proxy Materials for the Annual meeting, including the annual report and the Proxy Statement are also available at https://idahostrategic.com/

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